Exhibit 10.1

NEWELL BRANDS INC.

2022 INCENTIVE PLAN

(AS AMENDED MAY 9, 2024)

Section 1. Purpose and Effective Date.

1.1 Purpose. The purpose of the Newell Brands Inc. 2022 Incentive Plan (the “Plan”) is to recognize the contributions made to the Company and its Subsidiaries by Employees of the Company and its Subsidiaries and Non-Employee Directors of the Company, to provide such persons with additional incentives to devote themselves to the future success of the Company and its Subsidiaries, and to improve the ability of the Company and its Subsidiaries to attract, retain and motivate individuals, by providing such persons with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards of or relating to Common Stock or the receipt of other incentive compensation as provided in the Plan.

1.2 Effective Date. The Plan will become effective on the date on which the Plan is approved by the Company’s stockholders at the Company’s 2022 annual meeting of stockholders (“Effective Date”). If the Company’s stockholders approve the Plan, then the Prior Plan will terminate on the Effective Date, and no new awards may be granted under the Prior Plan after the Effective Date; provided, however, that the Prior Plan shall continue to govern awards outstanding as of the date of such Prior Plan’s termination and such awards shall continue in force and effect until terminated pursuant to their respective terms.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means any award or benefit permitted and granted under the Plan, including Stock Options, Stock Awards, Stock Units, Stock Appreciation Rights, and Other Awards.

2.2 “Award Agreement” means any agreement, document, or other instrument (which may be in written or electronic form) evidencing an Award granted under the Plan and specifying the terms, conditions, and restrictions thereof, including, without limitation, a Stock Option Agreement, Stock Award Agreement, Stock Unit Agreement, and Stock Appreciation Right Agreement.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” has the meaning set forth in Section 12.2 of the Plan; provided, however, if an Award is deferred compensation subject to Section 409A, the Award Agreement may include an amended definition of “Change in Control” as necessary to comply with Section 409A.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Compensation and Human Capital Committee of the Board (or its successor(s)), or any other committee or subcommittee as may be designated by the Board or the Compensation and Human Capital Committee from time to time to administer the Plan.

2.7 “Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

2.8 “Company” means Newell Brands Inc., a Delaware corporation, or any successor thereto.

2.9 “Director” means a member of the Board of Directors of the Company.

2.10 “Effective Date” means the date the Plan is approved by the stockholders of the Company at the Company’s 2022 annual meeting of stockholders as provided in Section 1.2.

2.11 “Employee” means any individual classified as an employee of the Company or any Subsidiary by the Company on its payroll system; provided, however, that with respect to Incentive Stock Options, the term “Employee” means any individual who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-1(h) (or any successor provision thereof).

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.13 “Fair Market Value” means, on a particular date, the closing sales price of a share of Common Stock on the Nasdaq Global Select Market (as reported in The Wall Street Journal), or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on any other national securities exchange on which the Common Stock is listed, or if no sales of Common Stock occur on such date, on the last preceding date on which there was a sale of Common Stock on such exchange.

2.14 “Good Cause” means:

(a) a Participant willfully engages in misconduct in the performance of his or her duties that causes material harm to the Company or any affiliate;

(b) a Participant materially breaches any Code of Conduct that applies to such Participant; or

(c) a Participant is convicted of a criminal violation involving fraud or dishonesty.

Without limiting the generality of the foregoing, the following shall not constitute Good Cause: the failure by the Participant and/or the Company or its affiliates to attain financial or other business objectives; any personal or policy disagreement between the Participant and the Company or its affiliates or any member of the Board; or any action taken by the Participant in connection with his or her duties if the Participant has acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interest of the Company and its affiliates and had no reasonable cause to believe his or her conduct was improper. Notwithstanding anything herein to the contrary, in the event the Company terminates the employment of a Participant who is an Employee for Good Cause hereunder, the Company shall give the Participant at least thirty (30) days’ prior written notice specifying in detail the reason or reasons for the Participant’s termination.

2.15 “Good Reason” means, in the case of a Participant who is an Employee:

(a) a material adverse change in the nature or scope of the Participant’s authority, duties or responsibilities;

(b) a material reduction in the Participant’s rate of base salary;

(c) the Company changes by fifty (50) miles or more the principal location at which the Participant is required to perform services;

(d) the Company terminates or materially amends, or terminates or materially restricts the Participant’s participation in, any equity, bonus or equity-based compensation plans or qualified or supplemental retirement plans so that, when considered in the aggregate with any substitute plan or plans, the plans in which the Participant is participating materially fail to provide him or her with a level of benefits provided in the aggregate by such plans prior to such termination or amendment, but expressly excluding any reduction in benefits that is both applicable equally to all employees of the Company who participate in the affected plans and either (x) is made in connection with an extraordinary decline in the Company’s or any of its affiliates’ earnings, share price, or public image, or (y) is undertaken in order to make such plans consistent with the compensation programs of those companies with whom the Company or any of its affiliates compete for attracting/retaining talent; or

(e) the Company materially breaches the provisions of an Award Agreement.

A termination of the Participant’s employment shall not be deemed to be for Good Reason unless (i) the Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within thirty (30) days after such event or condition initially occurs or exists, (ii) the Company fails to cure such event or condition within thirty (30) days after receiving such notice, and (iii) the Participant’s termination occurs not later than ninety (90) days after such event or condition initially occurs or exists, in each case without the Participant’s written consent.

2.16 “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.17 “Non-Employee Director” means a Director who is not an Employee.

2.18 “Non-Qualified Stock Option” or “NQSO” means a Stock Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

2.19 “Other Award” means an Award granted under Section 10 of the Plan.

2.20 “Participant” means any Employee selected to receive an Award under the Plan and each Non-Employee Director.

2.21 “Performance Goals” means one (1) or more (either alone or in combination) performance factors or business criteria (including relative or growth achievement regarding such factors or criteria) which may be established by the Committee pursuant to the Plan with respect to the Company or any one or more of its Subsidiaries or other business units, including but not limited to the following: (i) return on equity (including return on shareholder equity); (ii) earnings (including before taxes, and/or interest and/or depreciation and amortization) or earnings per share (including diluted earnings per share and normalized earnings per share); (iii) Common Stock price (including price per share); (iv) total stockholder return; (v) return on assets (including return on average net assets); (vi) return on investment; (vii) cash flow; (viii) net income or gross income or operating income; (ix) working capital; (x) expense management; (xi) revenue or revenue growth; (xii) sales performance (including net sales); (xiii) cost of sales; (xiv) sales growth (including net sales and core sales); (xv) operating margin; (xvi) internal revenue growth; (xvii) ratio of debt to debt plus equity; (xviii) return on capital; (xix) operating working capital; (xx) accounts receivable; (xxi) inventory management; (xxii) margin (including operating margin and profit margin); (xxiii) customer acquisition; (xxiv) customer retention; or (xxv) economic value.

As to each Performance Goal, the relevant measurement of performance may be computed in accordance with United States generally accepted accounting principles to the extent applicable, but, as determined by the Committee, may in any case exclude the effects of certain items or events, including but not limited to the following: (a) charges or expenses for reorganizing and restructuring; (b) discontinued operations; (c) asset write-downs; (d) gains or losses on the disposition of a business; (e) changes in tax or accounting principles, regulations or laws; (f) mergers, acquisitions or dispositions; (g) retail store closures; (h) business and market exits; (i) foreign currency impacts; (j) restatements and accounting charges; (k) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (l) items of income, expense, gain or loss, or charges, in each case that are unusual in nature and/or infrequent in occurrence.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the targets or actual levels of achievement regarding the Performance Goals in whole or in part, as the Committee deems appropriate and equitable.

2.22 “Plan” means this Newell Brands Inc. 2022 Incentive Plan, as it may be amended from time to time.

2.23 “Prior Plan” means the Newell Rubbermaid Inc. 2013 Incentive Plan, as amended.

2.24 “Proceeding” has the meaning set forth in Section 19 of the Plan.

2.25 “Section 409A” means Section 409A of the Code and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.26 “Stock Appreciation Right” or “SAR” means a right granted under Section 9 of the Plan.

2.27 “Stock Award” means a grant of shares of Common Stock under Section 7 of the Plan.

2.28 “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6 of the Plan.

2.29 “Stock Unit” means a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.30 “Subsidiary” means an entity of which the Company is the direct or indirect (in an unbroken chain of entities beginning with the Company) beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests of such entity, including entities acquired after the Effective Date.

2.31 “Substitute Awards” means shares of Common Stock subject to Awards granted in assumption, substitution or exchange for previously granted stock-based awards under a stockholder-approved plan of a company acquired by the Company.

Section 3. Administration.

3.1 The Plan shall be administered by the Committee, provided, however, that at the discretion of the Board, the Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain matters to a subcommittee consisting solely of at least two members of the Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. For purposes of the Plan, the term “Committee” shall refer to the Committee or, (a) to the extent such authority has been delegated to a subcommittee, such subcommittee or (b) to the extent that the Board has exercised its discretion to administer the Plan hereunder, the Board.

3.2 The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreements (or related documents) and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee or of the Board shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the Plan, and no authorization in any Plan section or other provision of the Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

3.3 To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (a) designate employees to be recipients of awards under the Plan; and (b) determine the size of any such awards; provided, however, that (i) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as defined in Section 12.2 below) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, in each case, as determined by the Committee in accordance with Section 16 of the Exchange Act; and (ii) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant.

Section 4. Eligibility and Awards.

4.1 Participants. Participants shall consist of all Non-Employee Directors and the Employees whom the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Awards of Incentive Stock Options may only be made to an Employee who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-1(h) or any successor provision related thereto.

4.2 Awards. Subject to the terms of the Plan, any type of Awards may be granted to any Participant, but only Employees may receive Awards of Incentive Stock Options. Awards may be granted alone, or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 17.3) in substitution or any other Award (or any other award granted under another plan of the Company or any Subsidiary, including the plan of an acquired entity).

4.3 Award Agreements. Each Award shall be evidenced by an Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award or the return of vested shares of Common Stock received in connection with an Award in the event of the Participant’s noncompliance with the provisions of, or as otherwise provided in, such Award Agreement or other agreement. If the Participant shall fail to enter into any such agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled. The applicable Award Agreement shall specify the termination provisions of an Award upon a Participant’s termination of employment or service with the Company and its Subsidiaries.

4.4 Dividends and Distributions. For the avoidance of doubt, in the case of any Award under the Plan that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the applicable Participant only upon the vesting or lapse of the restrictions on such Award. Any dividends or distributions attributable to an Award (or a portion thereof) that does not vest or with respect to which the restrictions do not lapse shall be forfeited.

Section 5. Shares of Common Stock Subject to Plan.

5.1 Total Number of Shares.

(a) Subject to adjustment as provided in Section 11 of the Plan and the share counting rules in this Section 5.1, the total number of shares of Common Stock that may be subject to Awards granted under the Plan shall be (x) 46,006,500 shares of Common Stock (consisting of (i) 36,974,500 shares of Common Stock as of the Effective Date and (ii) an additional 9,032,000 shares of Common Stock added pursuant to an amendment as of the date of the Company’s 2024 annual meeting of stockholders (the “Amendment Effective Date”)), plus (y) the total number of shares of Common Stock remaining available for awards under the Prior Plan as of the Effective Date, plus (z) shares of Common Stock that are subject to awards granted under the Plan or the Prior Plan that are added (or added back, as applicable) to the aggregate shares available for grant under this Section 5.1(a) pursuant to the share counting rules of the Plan.

(b) The number of shares of Common Stock available for grant under the Plan shall be reduced by (i) 1 share for each share subject to a Stock Option or SAR, and (ii) 2.55 shares for each share subject to a Stock Award, Stock Unit or Other Award. Shares of Common Stock subject to Awards granted under the Plan may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 11 of the Plan. Substitute Awards do not reduce the shares of Common Stock available for Awards under the Plan; and available shares under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to reflect the acquisition transaction) may be used for Awards under the Plan without reducing the Plan’s share reserve (subject to applicable Nasdaq Global Select Market listing requirements), and there shall be no add-backs with respect to such Awards.

(c) The number of shares of Common Stock (i) delivered by a Participant or withheld by the Company on behalf of any Participant as full or partial payment of an Award, including the exercise price of a Stock Option and any required withholding taxes relating to the exercise of a Stock Option or SAR and (ii) delivered by a Participant or withheld by the Company on behalf of a Participant as full or partial payment of any required withholding taxes for any type of Award granted on or after the Amendment Effective Date shall not again be available for subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If and to the extent (i) any shares of Common Stock subject to an Award lapse, are forfeited, expire, terminate or are cancelled for any reason (including for reasons described in Section 4.3) or such Award is settled in cash, or (ii) shares of Common Stock are delivered by a Participant or withheld by the Company on behalf of a Participant as full or partial payment of any required withholding taxes (other than (x) required withholding taxes relating to the exercise of a Stock Option or SAR, (y) any of the shares of Common Stock delivered by a Participant or withheld by the Company on behalf of a Participant as full or partial payment of any required withholding taxes for any type of Award granted on or after the Amendment Effective Date and (z) any shares of Common Stock delivered by a Participant or withheld by the Company in excess of the minimum statutory rate), then such shares of Common Stock subject to such Award or reacquired by the Company shall again be available for subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan (if any such shares of Common Stock were subject to Stock Options or SARs, the number of shares of Common Stock again available for Awards under clause (i) above shall increase by 1 for each such share, and if any such shares were subject to Stock Awards, Stock Units or Other Awards, the number of shares of Common Stock again available for Awards under clauses (i) and (ii) above shall increase by 2.55 for each such share). If, under the Plan, a Participant has elected to give up the right to receive cash compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. Any shares of Common Stock subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on the exercise thereof shall count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan and shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If shares of Common Stock are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options, such shares shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If an Award provides that, upon vesting, it shall be settled only in cash (or otherwise settled without the issuance of shares of Common Stock), no shares of Common Stock shall be deducted from the aggregate number of shares of Common Stock under the Plan with respect to such Award.

(d) If after the Effective Date, (i) any shares of Common Stock subject to Prior Plan awards lapse, are forfeited, expire, terminate or are cancelled for any reason or such Prior Plan awards are settled in cash or (ii) any shares of Common Stock subject to Prior Plan awards are delivered by a Prior Plan participant or withheld by the Company on behalf of a Prior Plan participant for any required withholding taxes (other than required withholding taxes as a result of an exercise of a stock option or stock appreciation right), then such shares of Common Stock subject to such Prior Plan award will be available for the granting of Awards under the Plan and shall not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan (if any such shares of Common Stock were subject to stock options or stock appreciation rights under the Prior Plan, the number of shares of Common Stock again available for awards under clause (i) above shall increase by 1 for each such share, and if any such shares of Common Stock were subject to awards other than stock options or stock appreciation rights under the Prior Plan, the number of shares again available for awards under clauses (i) and (ii) above shall increase by 3.5 for each such share). Any shares of Common Stock (x) subject to share-settled stock appreciation rights under the Prior Plan that are not actually issued in connection with the settlement of such stock appreciation right on the exercise thereof and (y) delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an award under the Prior Plan, including the exercise price of a stock option under the Prior Plan and any required withholding taxes relating to the exercise of a stock option or stock appreciation right under the Prior Plan, shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan.

5.2 Limitations.

(a) Of the total shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.1, the maximum number of shares of Common Stock under the Plan that may be subject to Incentive Stock Options is 46,006,500.

(b) Notwithstanding anything to the contrary contained in the Plan, in no event will the value of any Awards granted to any Non-Employee Director in any one calendar year for such service, when added to any cash fees payable to such Non-Employee Director for such service in such calendar year, have an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) in excess of $1,000,000 (or, for a non-executive chair of the Board, $2,000,000).

5.3 Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the applicable date of grant, provided that the following awards shall not be subject to the foregoing minimum vesting requirement: any (a) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the applicable date of grant and the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s stockholders; (b) shares of Common Stock delivered in lieu of currently payable cash obligations; (c) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 11); and (d) Substitute Awards. Nothing in this Section 5.3 or otherwise in the Plan, however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under the Plan upon certain events, including in connection with or following a Participant’s retirement, death, disability, or termination of service, or in the event of a Change in Control or (y) exercising its authority under Section 17.2 at any time following the grant of an award.

Section 6. Stock Options.

6.1 Grant. Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Stock Options granted under the Plan to Non-Employee Directors shall be NQSOs. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Employees shall be NQSOs.

6.2 Stock Option Agreement. The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option, how the Stock Option will be exercised, and such other terms and conditions (which may include the attainment of Performance Goals) established by the Committee, in its sole discretion, not inconsistent with the Plan. With respect to a Stock Option, in no event shall a Participant be entitled to amounts equivalent to cash dividends, stock dividends or other property dividends on the shares of Common Stock subject to the Stock Option.

6.3 Exercise Price and Period. With respect to each Stock Option granted to a Participant:

(a) Except as provided in Section 6.4(b), Section 17.3, or in the case of Substitute Awards, the per share exercise price of each Stock Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as set forth in the Stock Option Agreement. Stock Options may provide for the continued vesting or the earlier vesting of such Stock Options, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control.

(c) No grant of a Stock Option shall include a “reload” Stock Option pursuant to which a Participant who exercises a Stock Option and satisfies all or a portion of the exercise price with Shares of Common Stock acquired upon exercise of the Stock Option is granted an additional Stock Option to acquire the same number of Shares as is used by the Participant to pay such exercise price.

(d) Except as provided in Section 6.4(b), unless a shorter period is provided in the Stock Option Agreement, each Stock Option shall expire on the date ten years after the date of grant.

6.4 Required Terms and Conditions of ISOs. In addition to the foregoing, each ISO granted to an Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Stock Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NQSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth (5th) year anniversary of the date the ISO was granted.

(c) No ISOs shall be granted under the Plan after ten (10) years from the earlier of the date the Plan is adopted or approved by stockholders of the Company, as described in Section 20.1 of the Plan.

6.5 Exercise of Stock Options.

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company or such party as the Secretary may designate.

(b) The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price and specified in the Award Agreement:

(i) in cash;

(ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii) by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option that have an aggregate Fair Market Value equal to the exercise price;

(iv) by delivering previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 7. Stock Awards.

7.1 Grant. The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without payment of consideration by such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

7.2 Stock Award Agreement. Each share of Common Stock issued to a Participant under this Section 7 shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as set forth in the Stock Award Agreement. Stock Awards may provide for the continued vesting or the earlier vesting of such Stock Awards, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.

(b) Except as provided in this subsection and unless otherwise provided in the Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares subject to the Stock Award and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, delivered to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 8. Stock Units.

8.1 Grant. The Committee may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event as described in the Stock Unit Agreement, one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event, as provided in the Stock Unit Agreement.

8.2 Stock Unit Agreement. Each grant of Stock Units to a Participant under this Section 8 shall be evidenced by a Stock Unit Agreement, which shall specify the restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) The restrictions to which the Stock Units awarded hereunder are subject shall lapse as set forth in the Stock Unit Agreement. Stock Units may provide for the continued vesting or the earlier vesting of such Stock Units, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.

(b) Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. A Stock Unit Agreement may provide that, until the Stock Units are settled in shares of Common Stock or cash, the Participant shall be credited, on each dividend or distribution payment date applicable to the Common Stock, with an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock, which credited amounts will be accumulated and held. Such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c) Upon settlement of Stock Units in Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 9. Stock Appreciation Rights (SARs).

9.1 Grant. The Committee may, in its discretion, grant an SAR under the Plan to any Participant who is an Employee. Each SAR granted to a Participant shall entitle the Participant to receive an amount (payable in cash or in shares of Common Stock, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) equal to the excess of (a) the Fair Market Value per share of Common Stock on the date of exercise of such SAR, over (b) the exercise price of the SAR, multiplied by the number of shares of the Common Stock with respect to which the SAR is being exercised.

9.2 Stock Appreciation Right Agreement. Each SAR granted under this Section 9 shall be evidenced by a Stock Appreciation Right Agreement, specifying the conditions for exercise, the exercise period, the exercise price, the expiration date, the number of shares of Common Stock subject to each SAR, whether the SAR is to be settled in shares of Common Stock or cash and such other terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) Except in the case of Substitute Awards and Section 17.3, the per share exercise price of each SAR shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the SAR on the date on which the SAR is granted.

(b) Each SAR shall become exercisable as set forth in the Stock Appreciation Right Agreement. SARs may provide for the continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control.

(c) Unless a shorter period is provided in the Stock Appreciation Right Agreement, each SAR shall expire on the date ten years after the date of grant.

(d) Upon exercise of an SAR settled in Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable to the Participant. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

With respect to a Stock Appreciation Right, in no event shall a Participant be entitled to amounts equivalent to cash dividends, stock dividends or other property dividends on the shares of Common Stock subject to the SAR.

Section 10. Other Awards.

10.1 Grant. The Committee may, in its discretion, grant an Other Award under the Plan to any Participant. An Other Award may consist of (a) cash incentive awards or (b) shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.

10.2 Other Award Agreement. Each grant of an Other Award to a Participant under this Section 10 shall be evidenced by an Other Award Agreement, which shall specify the restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) The terms and conditions to which the Other Awards awarded hereunder are subject shall be set forth in the Other Award Agreement. Other Awards may provide for the continued vesting or the earlier vesting of such Other Awards, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.

(b) Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(c) The Committee may authorize the grant of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A.

(d) The Committee may, at or after the date of grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 10. Notwithstanding the preceding sentence, in the case of an Other Award that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Other Award is subject, and any such dividends or distributions attributable to the portion of an Other Award for which the restrictions do not lapse shall be forfeited.

Section 11. Adjustments.

In the event of any reorganization, recapitalization, stock split, stock distribution, extraordinary cash dividend, stock dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares of Common Stock reserved for issuance under the Plan; (b) adjustment in the number and kind of shares of Common Stock covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or Stock Appreciation Rights, or the price of other Awards under the Plan; (d) adjustments to any of the share limitations set forth in Section 5.2(a) of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances. Moreover, in the event of a Change in Control, subject to Section 12, the Committee may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A. In addition, for each Stock Option or Stock Appreciation Right with an exercise price per share greater than the per share consideration offered in connection with a Change in Control, the Committee may in its discretion elect to cancel such Stock Option or Stock Appreciation Right without any payment to the person holding such Stock Option or Stock Appreciation Right. Notwithstanding the foregoing, previously granted Stock Options and SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Stock Options and SARs represented immediately prior to such event and to preserve, without exceeding, the value of Stock Options and SARs in accordance with Code Section 422 and Section 409A.

Section 12. Change in Control.

12.1 Effect of Change in Control. Notwithstanding any of the provisions of the Plan and except as otherwise provided in any Award Agreement, upon a Change in Control of the Company (as defined in Section 12.2):

(a) If a Replacement Award (as defined in Section 12.1(b) below) is not granted in respect of an outstanding Award:

(i) all such Awards that have been earned but not paid shall become immediately payable in cash;

(ii) all outstanding Awards shall become fully exercisable;

(iii) all restrictions applicable to all Awards shall terminate or lapse; and

(iv) Performance Goals (if any) applicable to any Award that has not yet been earned shall be deemed satisfied at the performance level that provides for a target payout.

(b) If an outstanding Award is replaced with an equity award that preserves the existing value of the Award and has terms and conditions (including the schedule by which such Award vests or the restrictions lapse) that are at least as favorable to the Participant as the terms and conditions in effect immediately prior to the Change in Control (a “Replacement Award”):

(i) all such Replacement Awards shall remain outstanding and be governed by such terms and conditions; provided, however, if within two (2) years following the Change in Control a Participant’s employment or service on the Board is terminated without Cause, or if a Participant terminates employment for Good Reason, all such Replacement Awards shall become fully exercisable and all restrictions applicable to all such Replacement Awards shall terminate or lapse; and

(ii) An equity award granted in replacement of an outstanding Award that is subject to Performance Goals shall be deemed a Replacement Award under this Section 12.1(b) only if (A) it is subject to only time-based vesting and (B) its value is determined at the target level of the Performance Goals applicable to the outstanding Award it replaces.

12.2 Definition of Change in Control. “Change in Control” shall mean (except as otherwise provided in an Award Agreement) the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

(a) any individual, partnership, firm, corporation, association, trust, unincorporated organization, or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b) the Company is party to a merger, consolidation, reorganization, or other similar transaction with another corporation or other legal person unless, following such transaction, more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving, resulting, or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c) the Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than fifty percent (50%) of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors; or

(d) during any period of two (2) consecutive years or less, individuals who, (A) at the beginning of such period constituted the Board (collectively, the “Board” and individually, a “Director”) (and any new Directors, whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election, or nomination for election was so approved) and (B) have not in the interim during such period ceased their service as a Director for any duration (without reappointment to the Board as a new Director whose appointment or election was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period and throughout such interim period or whose appointment, election or nomination for election was so approved), cease for any reason to constitute a majority of the Board.

Section 13. Securities Law Restrictions.

The Committee may impose such restrictions on Awards and shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Committee shall not be obligated to issue, deliver, or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the securities acts). The Committee may cause a restrictive legend to be placed on any shares of Common Stock issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. The term of an Award shall not be extended, and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such restrictions.

Section 14. Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock or cash amount to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a) in cash;

(b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c) by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the Award that have an aggregate Fair Market Value equal to the amount of tax required to be withheld;

(d) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Committee that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

Notwithstanding the foregoing, in no event will the Fair Market Value of the shares of Common Stock to be withheld or delivered for the satisfaction of tax obligations pursuant to this Section 14 exceed the minimum amount required to be withheld unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Notwithstanding the foregoing, the Company does not make any representation to any Participant or beneficiary of a Participant as to the tax consequences of any Awards made pursuant to the Plan, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or any beneficiary of a Participant for any tax, additional tax, interest or penalties that any Participant or any beneficiary of a Participant may incur as a result of the grant, vesting, or payment of an Award under the Plan.

Section 15. Non U.S. Participants.

In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including sub-plans, which are to be considered part of the Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. Any such special terms, supplements, sub plans, or alternative versions of the Plan approved by the Committee may be attached as exhibits to the Plan.

Section 16. Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

(a) by will or by the laws of descent and distribution;

(b) pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

(c) as permitted by the Committee with respect to a NQSO transferable by the Participant during his or her lifetime for no consideration to (i) the Participant’s spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of the Participant’s spouse or lineal descendant, (iii) a partnership or other entity of which the Participant’s spouse and lineal descendants are the only partners or equity owners, or (iv) a tax-exempt organization as described in Code Section 501(c)(3).

In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transferability of the Award shall be established by the Committee.

Section 17. Termination or Amendment of Plan and Award Agreements.

17.1 Termination or Amendment of Plan.

(a) Except as described in Section 17.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Employees who are located outside of the United States to participate in the Plan.

17.2 Amendment of Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. If permitted by Section 409A, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Award which has not yet vested or become exercisable or as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Award may vest or be exercised or the time at which any substantial risk of forfeiture or prohibition or restriction on transfer applicable thereto will lapse.

17.3 No Repricing of Stock Options or SARs. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs shall not be effective without prior approval of the stockholders of the Company, except with respect to adjustments in accordance with Section 11. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company. Notwithstanding any provision of the Plan to the contrary, this Section 17.3 may not be amended without approval by the stockholders of the Company.

Section 18. No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 19. Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and with the relevant provisions of the Code and regulations issued thereunder. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant and beneficiary of a Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant and beneficiary of a Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail, postage prepaid, to such party, in the case of a Participant (or the Participant’s beneficiary) at the Participant’s (or the Participant’s beneficiary’s) address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

Section 20. Effective Date and Term of Plan.

20.1 Effective Date. The Plan was adopted by the Board on February 3, 2022, and will be effective upon the approval of the Plan by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 5, 2022, and any adjournment or postponement thereof.

20.2 Term of Plan. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the ten (10) year anniversary of the Plan’s Effective Date; however, any Award theretofore granted may extend beyond such date.

Section 21. Incentive Compensation Recoupment Policy.

Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Plan and all Awards issued thereunder shall be subject to, as applicable, the Company’s Policy Regarding Executive Incentive Compensation Recoupment, as it may be amended from time to time, or any other compensation recovery and/or recoupment policy adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

Section 22. Miscellaneous.

22.1 Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant (or a Participant’s beneficiary) has a fixed and vested interest but which is not yet made to a Participant (or a Participant’s beneficiary) by the Company, nothing contained herein shall give any such Participant (or such Participant’s beneficiary) any right that is greater than those of a general unsecured creditor of the Company.

22.2 No Uniformity; No Future Rights. No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity or treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award, and shall not constitute a promise of future grants. The Committee, in its sole discretion, maintains the right to make available future Awards hereunder.

22.3 No Trust. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Board, the Committee and a Participant or any other person.

22.4 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

22.5 Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, (i) any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that is/are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such six (6) month delay period; and (ii) for purposes of an Award that is subject to Section 409A, if a Participant’s termination of employment or service triggers the payment of “nonqualified deferred compensation” under such Award, then the Participant will not be deemed to have terminated employment or service until the Participant incurs a “separation from service” within the meaning of Section 409A.

22.6 Other Acknowledgments. If any provision of the Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of the Plan will remain in full force and effect. Notwithstanding anything in the Plan or an Award Agreement to the contrary, nothing in the Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.